UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 1)

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MDU Resources Group, Inc.
(Name of Registrant as Specified In Its Charter)
____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 24, 2015
MDU RESOURCES GROUP, INC.
1200 West Century Avenue

Mailing Address:
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(701) 530-1000

Amendment No. 1 to
Proxy Statement, dated March 18, 2015, for the
Annual Meeting of Stockholders
to be held April 28, 2015

This amendment amends the “Executive Compensation” section of the proxy statement to include the Option Exercises and Stock Vested table set forth below that was not included in the proxy statement filed with the Securities and Exchange Commission and mailed to stockholders on March 18, 2015.

Option Exercises and Stock Vested During 2014

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)[1]	Value Realized on Vesting ($) (e)[2]
David L. Goodin	—	—	29,313	1,047,202
Doran N. Schwartz	—	—	19,053	680,668
J. Kent Wells	—	—	—	—
Jeffrey S. Thiede	—	—	—	—
Steven L. Bietz	—	—	30,191	1,078,573

[1]	Reflects performance shares for the 2011-2013 performance period that vested on February 13, 2014.

[2]	Reflects the value of the performance shares based on our closing stock price of $33.70 on February 13, 2014 and the dividend equivalents that were paid on the vested shares.